N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL DOUBLES AVAILABILITY OF
INFLUENZA VACCINE TO SIX MILLION DOSES

More Than 100% Increase Of Influenza Vaccine Availability Underscores PSS’
Significant Commitment To Providing Office-Based Physicians In All 50 States With A
Broad Product Line Of Pharmaceuticals And General Injectible Products And Related Services

Jacksonville, Florida (July 26, 2004) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today that its Physician Business, Physician Sales & Service (PSS), expects to more than double its availability of influenza vaccine to six million doses for the upcoming 2004-2005 influenza season.

        PSS is beginning to receive initial shipments this week of influenza vaccine and will immediately begin shipments to office-based physicians following the official testing and release of the influenza vaccine by the U.S. Food and Drug Administration’s Center for Biologics Evaluation and Research (CBER). PSS expects to primarily provide the Fluvirin® influenza vaccine to its office-based physician customers. The U.S. Food and Drug Administration’s Center for Biologics Evaluation and Research (CBER), as part of its annual preparation for the influenza season, tests samples from each batch of influenza vaccine. Upon passing this regulatory testing step, CBER officially releases the vaccine. CBER has begun its process of testing the influenza vaccine, including the Fluvirin vaccine, and has released the first one million doses of Fluvirin. The Fluvirin influenza vaccine is manufactured by Chiron Vaccines, a business unit of Chiron Corporation, based in Emeryville, California.

        Gary A. Corless, President of the Physician Business, Physician Sales & Service (PSS), commented, “This influenza season PSS is more than doubling its availability of influenza vaccine to six million doses for our office-based physician customers in all 50 states. Our growth in influenza vaccine supply reflects our increasing focus on serving our customers with pharmaceutical products and general injectibles coupled with our best-in-class services. We are strongly committed to providing our customers with a single source for all of their practice needs, including a comprehensive offering of pharmaceutical and general injectible products and broad product lines of diagnostic equipment and medical supplies.

        “We are very pleased to have the opportunity to help our physician customers vaccinate their patients against this dangerous virus and remain committed to providing opportunities for our customers to increase the benefits derived from preventative care and diagnostic testing,” concluded, Mr. Corless.

        According to the CDC, about 10 to 20 percent of the U.S. population contracts influenza each year. Vaccination not only decreases the risk of illness for the vaccine recipient but also helps prevent the spread of the influenza virus and limits its role in the potential development of life-threatening complications. The Advisory Committee on Immunization Practices (ACIP) recommends the initiation of influenza vaccination in September for those at high risk for serious complications.

        CDC statistics show that, in an average year in the United States, influenza causes 114,000 hospitalizations and kills 36,000 people, primarily in the over-65 population. Together, influenza and pneumonia are the seventh-leading cause of death in the country, killing more people than any other infectious disease. According to the National Foundation for Infectious Diseases (NFID), the annual direct medical costs of influenza are estimated at as much as $4.6 billion. Total direct and indirect costs, including lost work days, of a severe flu epidemic are at least $12 billion.

-MORE-

About Influenza and Influenza Vaccines

        Influenza, a contagious disease caused by the influenza virus, affects the respiratory tract, often resulting in symptoms in the nose, throat and lungs, as well as fever, headache, tiredness and body aches. It can also lead to complications such as pneumonia, bronchitis, or sinus and ear infections or exacerbate chronic conditions.

        Influenza vaccination provides protection from influenza within about two weeks of administration and may last for as long as a year. The vaccine protects 70 to 90 percent of vaccinated people from contracting influenza, and vaccinated people who do contract influenza generally develop milder cases than unvaccinated people. Influenza vaccines, the majority of which are made from inactivated (killed) influenza strains, are updated each year to address changes in the viruses. People who are allergic to eggs, who have had a severe reaction to an influenza shot in the past, or who have previously developed Guillain-Barre syndrome in the six weeks after receiving an influenza vaccination should consult their doctors before receiving influenza vaccination.

Important Safety Information for Fluvirin® Influenza Vaccine

        The most common side effect of vaccination with Fluvirin is soreness at the injection site. Less common side effects include fever, malaise, myalgia and allergic reactions. Fluvirin should not be administered to anyone with a history of hypersensitivity to any component of the vaccine, including eggs, egg products or thimerosal. As is the case with most drugs and vaccines, there is a chance that a serious allergic reaction, serious illness or even death could occur as a result of vaccination with Fluvirin. Generally, persons should not be vaccinated during an acute febrile illness. Persons should consult with their healthcare providers if they are pregnant and/or are taking other medications. Fluvirin may not protect 100 percent of individuals who are susceptible to influenza. Before administering Fluvirin, please see full prescribing information.

About PSS World Medical

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

-END-